Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 16, 2014, with respect to the consolidated financial statements and schedule included in the Annual Report of Park Electrochemical Corp. on Form 10-K for the year ended March 2, 2014. We consent to the incorporation by reference of said report in the Registration Statements of Park Electrochemical Corp. on Forms S-8 (File No. 33-55383 and File No. 333-153264).

/s/GRANT THORNTON LLP

New York, New York

May 13, 2016